Exhibit 5


                                    August 1, 1996

          MERRILL LYNCH & CO.
          BEAR, STEARNS & CO. INC.
          DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION as Representatives of the several Underwriters

          c/o Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner Smith Incorporated
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1201



          MERRILL LYNCH INTERNATIONAL LIMITED
          BEAR, STEARNS INTERNATIONAL LIMITED
          DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
          CIBA WOOD GUNDY SECURITIES PLC
          TD SECURITIES INC.
               as Lead Manager of the several Managers

          MERRILL LYNCH CANADA INC.
          CIBC WOOD GUNDY SECURITIES INC.
               as Sub-Underwriters

          c/o Merrill Lynch International Limited
          Ropemaker Place
          25 Ropemaker Street
          Lond ECZ4
          9D4
          England

          Ladies and Gentlemen:

                    The undersigned understands that you and certain other firms propose to enter into a U.S. Purchase Agreement and an International Purchase Agreement providing for the purchase by you and such other firms named in each such Purchase Agreement (the "Underwriters") of shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Hollinger International Inc. (the "Company").

                    In consideration of the execution of the Purchase Agreements and the purchase of the Shares by the Underwriters and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the undersigned will not sell, contract to sell or otherwise dispose of any shares of Class A Common Stock or any securities
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          convertible into or exercisable or exchangeable for Class A
          Common Stock, or grant any options or warrants to purchase any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for a period of 90 days after the date of the final prospectus relating to the offering of the Shares to the public by the Underwriters, except as provided in the Purchase Agreements, the Purchase Agreement of even date herewith relating to the PRIDES offered by the Company, the shelf Registration Statement on Form S-3 (No. 333-04697) relating to the shares of Class A Common Stock held by Hollinger Inc., the issuance of securities in connection with the formation of the entity that will hold Hollinger Inc.'s and the Company's combined interests in Southam and related intercompany transactions, and options to purchase shares under the Company's 1994 Stock Option Plan.

                    The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

                    In furtherance of the foregoing, the Company and First Chicago Trust Company of New York, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                    It is understood that, if the Purchase Agreements do not become effective, or if the Purchase Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for any delivery of the Shares, you will release us from our obligations under this letter agreement.

                              Very truly yours,

                              HOLLINGER INC.


                         By:  /s/ Peter Y. Atkinson
                              ------------------------------
                              Name:  Peter Y. Atkinson
                              Title:  Vice President and General Counsel












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                                    August 1, 1996


          MERRILL LYNCH & CO.
          BEAR, STEARNS & CO. INC.
          DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION as Representatives of the several Underwriters

          c/o Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner Smith Incorporated
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1201

          Ladies and Gentlemen:

                    The undersigned understands that you and certain other firms propose to enter into a Purchase Agreement providing for the purchase by you and such other firms named in each such Purchase Agreement (the "Underwriters") of 9 3/4% Preferred Redeemable Increased Dividend Equity Securities ("PRIDES") of Hollinger International Inc. (the "Company").

                    In consideration of the execution of the Purchase Agreement and the purchase of the PRIDES by the Underwriters and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the undersigned will not sell, contract to sell or otherwise dispose of any PRIDES or any securities convertible into or exercisable or exchangeable for PRIDES, or grant any options or warrants to purchase any shares of PRIDES or any securities convertible into or exercisable or exchangeable for PRIDES for a period of 90 days after the date of the final prospectus relating to the offering of the Shares to the public by the Underwriters, except as provided in the Purchase Agreement, the Purchase Agreements of even date herewith relating to the shares of Class A Common Stock offered by the Company, the shelf Registration Statement on Form S-3 (No. 333-04697) relating to the shares of Class A Common Stock held by Hollinger Inc., the issuance of securities in connection with the formation of the entity that will hold Hollinger Inc.'s and the Company's combined interests in Southam and related intercompany transactions, and options to purchase shares under the Company's 1994 Stock Option Plan.

                    The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

                    In furtherance of the foregoing, the Company and First Chicago Trust Company of New York, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                    It is understood that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for any delivery of the PRIDES, you will release us from our obligations under this letter agreement.

                              Very truly yours,

                              HOLLINGER INC.


                         By:  /s/ Peter Y. Atkinson
                              ------------------------------
                              Name:  Peter Y. Atkinson
                              Title:  Vice President and General Counsel






























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